Exhibit 99.1

SP Acquisition Holdings, Inc.

Patrick M. Fahey Chairman and CEO Frontier Financial Corporation	Warren G. Lichtenstein Chairman and CEO SP Acquisition Holdings, Inc.

NEWS RELEASE

For release July 31, 2009, 5:30 A.M. PDT

SP ACQUISITION HOLDINGS ANNOUNCES SIGNING OF AGREEMENT TO MERGE
WITH AND RECAPITALIZE FRONTIER FINANCIAL CORPORATION

EVERETT, WASHINGTON AND NEW YORK, NEW YORK – July 31, 2009.  Frontier Financial Corporation (NASDAQ:FTBK) (“Frontier”) and SP Acquisition Holdings, Inc. (NYSE AMEX:DSP) (“SPAH”) today jointly announced that they have entered into an Agreement and Plan of Merger, pursuant to which Frontier will merge with, and into, SPAH. The merger is expected to close in the fourth quarter of 2009.

Frontier is a Washington-based bank holding company, with approximately $4.0 billion in assets.  Frontier Bank offers a wide range of banking and financial services to businesses and individuals in its market area.  SPAH is a special purpose acquisition company with nearly $429 million in assets held in a trust account for the benefit of its shareholders, and which may be used in connection with a business combination.

Under the terms of the merger agreement, each share of Frontier’s common stock outstanding will be exchanged for the right to receive 0.0530 shares of SPAH common stock and 0.0530 SPAH warrants upon completion of the merger. Frontier currently has 47,131,853 shares of common stock issued and outstanding, which will be exchanged for 2.5 million shares of common stock of SPAH and 2.5 million warrants of SPAH, in the aggregate. Such warrants will have an exercise price of $11.50 per share and exercisable for seven years. The closing price SPAH common stock on the NYSE AMEX on July 30, 2009 was $9.75 per share.  The stock and warrants received will be listed on a national stock exchange.

As part of the merger, SP Acq LLC and certain directors of SPAH will forfeit 9.5 million shares of common stock of SPAH. In addition, SPAH will seek approval of its warrantholders to approve an amendment to its existing warrants to increase the exercise price of such warrants to $11.50 per share and extend the expiration date to seven years from the date of the business combination.

Following the completion of the merger, the recapitalized Frontier is expected to be well-positioned to offer new loans and expanded banking services to its customers and to be able to make significant progress on its previously announced business banking plan with a focus on relationship banking and cultivating core deposits within its existing market.  In addition, the transaction will result in a strong capital position that should allow Frontier to take advantage of attractive growth opportunities available in today’s dislocated market.

For Frontier’s customers, employees and the communities that it serves, there will be little evidence of a change after the merger. SPAH will do business as Frontier Financial Corporation.  Frontier’s executive team will remain in place, the company’s headquarters will remain in Everett, Washington, and the Frontier Bank brand will not be changed.  The boards of the new holding company and bank will consist of both new members representing SPAH shareholders and current Frontier directors to provide for ongoing community engagement and business continuity.  Frontier will continue to be an active member of the communities in which it operates.

Warren Lichtenstein, Chairman and CEO of SPAH commented, “It is exciting to bring this attractive transaction to our shareholders.  With the capital resources of SPAH and the strength of Frontier’s existing core franchise we believe the opportunities will be significant for our shareholders going forward.  In addition to creating a strong growth platform, the invested capital will provide Frontier Bank with valuable flexibility as it relates to managing its existing non-performing loan portfolio and realizing maximum value for each credit.  This opportunity is attractive when considered amidst the backdrop of today’s historically low bank stock valuations and the opportunity for improved valuation in the future.”

Pat Fahey, Chairman and CEO of Frontier remarked, “Our team has worked tremendously hard in the last year despite unrelenting headwinds.  It is a testament to our dedicated employees, the trust of our valued customers and the support of our communities that we are able to announce a transaction today.  Frontier shareholders will have the opportunity to benefit in the combined organization and our customers, employees and communities should continue to experience all that was successful about Frontier Bank.  I am personally excited to help lead our business banking efforts and believe this market is ripe with opportunities.  The additional capital will put us in a very strong competitive position to win attractive customers going forward.”

The transaction is subject to the approval of Frontier shareholders, SPAH shareholders and warrantholders and several regulatory agencies, and other customary closing conditions.  Frontier and SPAH expect to file a first draft joint proxy statement/prospectus with the SEC in the coming week with further details about the transaction including risk factors, background and pro forma financial statements.

Conference Call Information

Frontier and SPAH will host a conference call for investors, analysts and other interested parties on Monday, August 3, at 11:00 a.m. PDT (2:00 p.m. EDT).  The conference call will be hosted by Warren Lichtenstein, Chairman and CEO of SPAH and Pat Fahey, Chairman and CEO of Frontier Financial Corporation.  Investors, analysts and other interested parties may access the teleconference at (888) 359-3613 using access code 9067524.  Shortly after the call concludes, the replay will also be available at (888) 203-1112 using access code 9067524, where it will be archived until August 17, 2009.  A webcast of the call can be accessed at www.frontierbank.com.

About Frontier Financial Corporation

Frontier Financial Corporation is a Washington-based financial holding company, providing financial services through its commercial bank subsidiary, Frontier Bank, since 1978.  Frontier Bank offers a wide range of banking and financial services to businesses and individuals in its market area, including trust, cash management, and investment and insurance products.  Frontier operates 48 offices in Clallam, Jefferson, King, Kitsap, Pierce, Skagit, Snohomish, Thurston, Whatcom counties in Washington and 3 offices in Oregon.  Additional information regarding Frontier Bank and its services can be found at the bank’s website:  www.frontierbank.com.

About SP Acquisition Holdings

SP Acquisition Holdings is a blank check company organized under the laws of the State of Delaware on February 14, 2006.  It was formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more businesses or assets.

Additional Information and Where to Find It

Frontier and SPAH intend to file with the Securities and Exchange Commission (the “SEC”) a joint registration statement on Form S-4, and expect to mail a proxy statement/prospectus to their security holders, containing information about the transaction.  Investors and security holders of Frontier and SPAH are urged to read the proxy statement/prospectus and other relevant materials when they become available because they will contain important information about Frontier, SPAH and the proposed merger.  In addition to the registration statement to be filed by Frontier and SPAH, the proxy statement/prospectus will be mailed to the security holders of SPAH.  Frontier and SPAH file annual, quarterly and current reports, proxy statements and other information with the SEC.  Investors and security holders may obtain a free copy of the proxy statement/prospectus and other relevant documents (when they become available) and any other documents filed with the SEC at its website at www.sec.gov.  These documents may also be obtained free of charge from Frontier by requesting them in writing at Frontier Financial Corporation, 332 SW Everett Mall Way, Everett, Washington 98204, or by telephone at (425) 514-0700.  In addition, investors and security holders may access copies of the documents filed with the SEC by Frontier on its website at www.frontierbank.com.  The documents filed by SPAH may also be obtained by requesting them in writing to SPAH at SP Acquisition Holdings, Inc., 590 Madison Avenue, 32nd Floor, New York, New York, 10022, or by telephone at (212) 520-2300.

Media Contacts

Frontier	SPAH
Pat Fahey	Jason Booth
(425) 423-7250	(310) 941-3616

Forward-Looking Statements

This press release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA"). This statement is included for the express purpose of availing Frontier of the protections of the safe harbor provisions of the PSLRA. The forward-looking statements contained herein are subject to factors, risks and uncertainties that may cause actual results to differ materially from those projected.  The following items are among the factors that could cause actual results to differ materially from the forward-looking statements: general economic conditions, including their impact on capital expenditures; business conditions in the banking industry; recent world events and their impact on interest rates, businesses and customers; the regulatory environment; new legislation; pending regulatory actions; employee retention factors; rapidly changing technology and evolving banking industry standards; competitive factors, including increased competition with community, regional and national financial institutions; fluctuating interest rates; higher than expected loan losses; and similar matters. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only at the date of this release.  Frontier and SPAH undertake no obligation to publicly revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this release. Readers should carefully review the risk factors described in this and other documents Frontier files from time to time with the Securities and Exchange Commission, including Frontier’s and SPAH’s 2008 Form 10-Ks.